UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2007

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03   Amendment to Articles of Incorporation of Bylaws; Change of Fiscal Year.

(a)                                  On July 11, 2007, the Board of Directors of XETA Technologies, Inc. (the “Company”) approved an amendment to the Company’s Bylaws to meet the new requirements of the NASDAQ Stock Market that all securities listed on NASDAQ be eligible for a direct registration program operated by a securities depository.  A direct registration program permits a shareholder’s ownership to be recorded and maintained on the books of the company or its transfer agent without the issuance of a physical stock certificate.  Since the Company’s Bylaws did not provide for the use of un-certificated (book-entry) shares, the Board approved an amendment to Article 6 of the Company’s Bylaws to allow that the stock either be represented by physical certificates or be un-certificated.  A complete copy of the Bylaws, as amended, is attached as an Exhibit to this report.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

SEC No.	Description

3(ii)	Amended and Restated Bylaws, adopted July 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: July 11, 2007	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer